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Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of TransCanada PipeLines Limited

We consent to the use of our audit reports dated February 22, 2007 on the consolidated balance sheets of TransCanada PipeLines Limited and subsidiaries as at December 31, 2006 and 2005 and the consolidated statements of income, retained earnings and cash flows for each of the years in the three-year period ended December 31, 2006, the related supplemental note entitled "Reconciliation to United States GAAP" as at December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006, management's assessment regarding the effectiveness of the internal control over financial reporting and the effectiveness of TransCanada PipeLines Limited's internal control over financial reporting as of December 31, 2006, and our comments for United States readers on Canada-United States reporting differences dated February 22, 2007, each of which is incorporated by reference in the Registration Statement on Form F-9 and related base shelf prospectus of TransCanada PipeLines Limited, and to the reference to our firm under the headings "Experts" in the prospectus.

(Signed) KPMG LLP

Chartered Accountants

Calgary, Canada
March 6, 2007

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Exhibit 5.1